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                                                                   Exhibit 10.22
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AMENDMENT NUMBER THREE TO THAT LEASE AGREEMENT DATED MARCH 23, 1999 BETWEEN RYAN
OAKS, LLC, A CALIFORNIA LIMITED LIABILITY COMPANY, BY APSARA, INC., A CALIFORNIA CORPORATION, ITS MANAGING MEMBER (AS SUCCESSOR-IN-INTEREST TO SPIEKER
PROPERTIES, L.P., A CALIFORNIA LIMITED PARTNERSHIP), AS LANDLORD, AND LEARNINGSTAR CORPORATION, A DELAWARE CORPORATION, AS TENANT FOR PREMISES LOCATED AT 2 LOWER RAGSDALE DRIVE, SUITE 200, MONTEREY, CALIFORNIA.

The above described Lease Agreement will be amended as follows to provide Tenant's installation of a cooling-only air conditioning unit:

1. Tenant shall, at Tenant's sole cost and expense, install a cooling-only air conditioning unit (the "Unit") in the area (the "Area") which Area shall be selected by Landlord in Landlord's sole reasonable discretion; provided, however, that in Landlord's sole reasonable determination, such installation of the Unit is feasible with respect to, among other things, available location, weight and size of the Unit. Prior to Landlord's selection of the Area, if such selection is made, Tenant shall provide Landlord with a detailed written statement describing the applications of the Unit for Landlord's approval, which approval may be withheld in Landlord's sole reasonable discretion. Provided that pursuant to the terms of this Lease, Tenant does install the Unit, the Unit shall remain the property of Tenant for its own exclusive use. Tenant, at Tenant's expense, shall remove the Unit and restore the Area and all interior and exterior alterations made pursuant to the installation of the Unit by Tenant by the expiration or earlier termination of this Lease, to its condition existing, normal wear and tear excepted, prior to the installation of the Unit and in a manner consistent with the terms of this Lease.

2. Tenant shall at all times during the Term, at Tenant's expense, maintain all parts of the Unit and such portions of the Area as are within the exclusive control of Tenant in a good, clean and working condition and promptly make all necessary repairs and replacements as reasonably determined by Landlord, with materials and workmanship of the same character, kind and quality as the original. Tenant shall, at its sole cost and expense, enter into a quarterly maintenance agreement for the Unit. Notwithstanding anything to the contrary contained herein, Tenant shall, at its expense, promptly repair any damage to the Unit to the Area resulting from or caused by any negligence or act of Tenant or Tenant's parties.

3. Tenant shall be responsible for the additional cost of electrical service for the Unit, which shall be metered by a sub-meter. Such cost will be payable by Tenant to Landlord within thirty (30) days after demand as Additional Rent per the Lease Agreement.

4. Paragraph 19, Security Deposit: $41,957.00. Tenant agrees to increase security deposit to $41,957.00. Tenant agrees that $10,000.00 of the security deposit represents the approximate cost to remove the Unit and restore the Area and all interior and exterior alterations made pursuant to the installation of the Unit upon lease termination.

All other terms and conditions of the Lease Agreement shall remain in full force and effect.

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IN WITNESS WHEREOF, the parties hereto have executed this Amendment this 20/th/
day of August, 2001.

LANDLORD:                                       TENANT:

RYAN OAKS, LLC,                                 LEARNINGSTAR CORPORATION
a California limited liability company          a Delaware corporation

By:  APSARA, INC.,
     a California corporation
Its: Managing Member                            By:   /s/ Judith McGuinn
                                                   ---------------------------
                                                   Judith McGuinn

                                                Its: Senior Vice President and
By:  /s/ Patrick M. Gardner                          Chief Operating Officer
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   Patrick M. Gardner, President
                                                      Date:    8/6/01
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     Date:   8/20/1
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